EXHIBIT A


      DETAIL OF THE GUARANTEES ISSUED DURING THE QUARTER ENDING 3/31/2000
                                    Exhibit A


  Guarantor          On Behalf Of             Purpose                      Counterparty Name
---------------------------------------------------------------------------------------------------------------------------
Alliant Energy            HPI           Debt Issue                    HPI Permanent Loan Commitments

  Resources               RMT           Guarantee of Rents            JEDA Corporation and Jack E. Gaumnitz

Alliant Energy            ISCO          Delivery of Power             MidAmerican Energy
Alliant Energy            ISCO          Delivery of Power             Koch Energy Trading

Alliant Energy            ISCO          Delivery of Power

Alliant Energy        Servco/WP&L       Capacity Purchase             NUI Energy Brokers

Alliant Energy      Cargill-Alliant     Bulk Power Purchase/Sales     British Columbia Hydro & Power Authority
Alliant Energy      Cargill-Alliant     Bulk Power Purchase/Sales     Public Utility District #1 of Snohomish City
Alliant Energy      Cargill-Alliant     Bulk Power Purchase/Sales     TransCanada Power
Alliant Energy      Cargill-Alliant     Bulk Power Purchase/Sales     New York State Electric & Gas Corp.
Alliant Energy      Cargill-Alliant     Bulk Power Purchase/Sales     Amoco Energy Trading Corp.
Alliant Energy      Cargill-Alliant     Bulk Power Purchase/Sales     Southern Company Energy Marketing
Alliant Energy      Cargill-Alliant     Bulk Power Purchase/Sales     Williams Energy Marketing & Trading

Alliant Energy      Cargill-Alliant     Bulk Power Purchase/Sales

   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Allegheny Energy Supply, LLC
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Allegheny Energy, Inc.
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     American Electric Power Services Corporation
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Aquila Energy Marketing Corporation
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Avista Energy, Inc.
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Central and South West Services, Inc.
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Citizens Power Sales
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     CMS Marketing, Services and Trading Company
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Conagra Energy Services, Inc.
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Constellation Power Source, Inc.
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Consumers Energy Company
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Engage Energy US, LP
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     First Energy Corporation
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Merchant Energy Group of the Americas, Inc.
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Niagara Mohawk Power Corporation
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Northern Indiana Public Service Company
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Oklahoma Municipal Power Authority
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Ontarion Power Generation, Inc.
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     PECO Energy Company
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Powder River Coal Company
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     PP&L Montana, LLC
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Reliant Energy Services, Inc.
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Sempra Energy Trading Corporation
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     The Burlington Northern and Santa Fe Railroad Company
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Tractebel Energy Marketing, Inc.
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales     Virginia Electric and Power Company
   Cargill          Cargill-Alliant     Bulk Power Purchase/Sales

                                                        Date of     Date of      Amount
     Counterparty Name                                Guarantee   Expiration  Guaranteed
----------------------------------------------------------------------------------------
HPI Permanent Loan Commitments                          2/2/00      5/1/01      $805,000

JEDA Corporation and Jack E. Gaumnitz                   Feb-00     4/30/11    $4,982,950

MidAmerican Energy                                     3/10/00     3/10/03      $250,000
Koch Energy Trading                                    1/12/00    12/31/00    $3,000,000
                                                                             -----------
                                                                              $3,250,000
                                                                             ===========
NUI Energy Brokers                                     2/28/00    12/31/01    $3,000,000

British Columbia Hydro & Power Authority               2/22/00    10/29/00      $200,000
Public Utility District #1 of Snohomish City            1/7/00      1/3/01      $500,000
TransCanada Power                                      1/21/00      1/7/01    $2,000,000
New York State Electric & Gas Corp.                    1/24/00     1/18/01    $1,000,000
Amoco Energy Trading Corp.                             2/15/00      2/2/01    $1,000,000
Southern Company Energy Marketing                        N/A        3/8/01    $5,000,000
Williams Energy Marketing & Trading                    3/22/00     3/31/01    $1,000,000
                                                                             -----------
                                                                             $10,700,000
                                                                             ===========
Allegheny Energy Supply, LLC                           3/13/00     3/13/01    $1,000,000
Allegheny Energy, Inc.                                 3/13/00     3/13/01      $500,000
American Electric Power Services Corporation            3/1/00      3/1/01    $2,000,000
Aquila Energy Marketing Corporation                     3/9/00      3/9/01    $4,000,000
Avista Energy, Inc.                                    3/16/00     3/16/01    $1,900,000
Central and South West Services, Inc.                  2/11/00     2/11/01      $500,000
Citizens Power Sales                                    3/9/00      3/9/01    $5,000,000
CMS Marketing, Services and Trading Company            2/17/00     2/17/01      $500,000
Conagra Energy Services, Inc.                           3/3/00      3/3/01    $2,000,000
Constellation Power Source, Inc.                        3/1/00      3/1/01    $2,000,000
Consumers Energy Company                                1/1/00    12/31/00      $250,000
Engage Energy US, LP                                   3/10/00     3/31/01    $2,000,000
First Energy Corporation                                3/4/00      3/4/01    $1,000,000
Merchant Energy Group of the Americas, Inc.            3/29/00     3/29/01    $1,000,000
Niagara Mohawk Power Corporation                       2/23/00     2/23/01    $1,000,000
Northern Indiana Public Service Company                2/18/00     2/18/01    $2,000,000
Oklahoma Municipal Power Authority                     2/10/00     2/10/01      $750,000
Ontarion Power Generation, Inc.                         3/3/00      3/3/01      $500,000
PECO Energy Company                                    3/17/00     3/17/01    $2,000,000
Powder River Coal Company                              3/31/00     3/31/01      $500,000
PP&L Montana, LLC                                      1/26/00     1/31/01    $1,000,000
Reliant Energy Services, Inc.                           3/8/00     3/31/01    $5,000,000
Sempra Energy Trading Corporation                       2/4/00      2/4/01    $1,000,000
The Burlington Northern and Santa Fe Railroad Company  3/15/00     3/15/01      $500,000
Tractebel Energy Marketing, Inc.                       2/22/00     2/22/01    $1,000,000
Virginia Electric and Power Company                    2/16/00     2/16/01    $1,000,000
                                                                             -----------
                                                                             $39,900,000
                                                                             ===========

Total Cargill & Alliant Energy Combined                                      $50,600,000

Alliant Energy Liability is 50% of Total
Cargill & Alliant Energy Guarantees
Combined                                                                     $25,300,000


  Guarantor          On Behalf Of             Purpose                      Counterparty Name
----------------------------------------------------------------------------------------------------
Alliant Energy         Energys          Sidewalk Obstruction          City of LaCrosse
Alliant Energy         Energys          Gas Contractors Bond          City of LaCrosse
Alliant Energy          IES             License/Highway Restoration   City of Storm Lake Iowa
Alliant Energy          IES             Performance Bond              Johnson Control Inc.
Alliant Energy          WP&L            Performance Bond              Evansville Water & Light
Alliant Energy          WP&L            Performance Bond              Menasha Electric Water Utility

Alliant Energy   Various Subsidiaries   Workers' compensation bonds, etc.


                                 Date of     Date of      Amount
     Counterparty Name          Guarantee   Expiration  Guaranteed
------------------------------------------------------------------
City of LaCrosse                  1/1/00     12/31/01      $10,000
City of LaCrosse                  1/1/00     12/31/01      $10,000
City of Storm Lake Iowa           1/3/00      1/3/01       $50,000
Johnson Control Inc.             1/18/00     1/18/01    $3,560,063
Evansville Water & Light         1/20/00     1/20/01       $90,346
Menasha Electric Water Utility    1/3/00      1/3/01      $140,000
                                                       -----------
                                                        $3,860,409
                                                       ===========